SANTA RITA PROPERTY OPTION AGREEMENT

THIS AGREEMENT dated for reference the 19th day of June, 2006.

BETWEEN:

COREX GOLD CORP., a British Columbia corporation

and

COREX GLOBAL SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, a Mexican Corporation

(hereinafter collectively called "**Corex**")

- and -

HEMIS CORPORATION, a Nevada corporation

(hereinafter called "**Hemis**")

RECITALS:

A. Corex owns certain Mineral Concessions located in the State of Zacatecas, Mexico;

B. Hemis is interested in acquiring an undivided forty-nine (49%) per cent interest in such Mineral Concessions.

C. Corex is prepared to grant Hemis an option to acquire an undivided forty-nine (49%) per cent interest in such Mineral Concessions on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual obligations hereinafter described, and intending to be legally bound, the parties agree as follows:

ARTICLE I

INTERPRETATION AND DEFINITIONS

Section 1.01 __Definitions__

As used in this Agreement, the following words and phrases have the following meanings:

(a) "Affiliate" means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which controls, is controlled by, or is under common control with a party to this Agreement.

(b) "Agreement" means this agreement as the term is defined in Section 1.03 hereof.

(c) "Expenditures" means dollar amounts incurred by Hemis on the exploration of the Mineral Concessions including, without limitation, prospecting, sampling, trenching, testing, drilling, testing, assaying, surveying and otherwise assessing the quantity and quality of mineral resources on the Mineral Concessions, including geologist expenses but excluding non-geologist management salaries. Expenses shall be deemed "incurred" when the work for which Hemis will be paying the expense is performed, or when the bill is paid, whichever is earlier.

(d) "Force Majeure" means any event beyond a party's reasonable control including laws which prohibit a party's ability to comply with its obligations; action or inaction of civil or military authority; mining casualty; damage to or destruction of mine, plant or facility; fire; explosion; flood; insurrection; riot; labour disputes; and acts of God, but does not include a party's inability to make any payments required under this Agreement.

(e) "Mineral Concessions" means all mineral rights constituting the mineral concessions listed in Schedule "A" attached to this Agreement.

(f) "Obligations" means the requirements under prevailing federal or state Mexican laws respecting the recording of mining work, which Obligations may include but not be limited to the following:

> During the month of May of each year, mineral concession title holders must file with the General Direction of Mines (GDM), the assessment reports with respect of work expenditures made on each concession or group of concessions, or sales of minerals, for the immediately preceding calendar year. The regulations of the Mining Law establish the tables containing the minimum investment amounts that must be made on a concession. The amount is updated annually in accordance with the variation of the Consumer Price Index. Proof of the exploration and exploitation work, for the 2005 fiscal year must be filed in May 2006.
>
> During the months of January and July of each year, concession title holders must pay the mining taxes for the area that pertain to each concession (on a per hectare basis), and it is recommended that copies of said tax payments be filed at the DGM.
>
> During the month of January of each year, concession title holders must file with the GDM, the production reports with respect of work made on each concession or group of concessions for the immediately preceding calendar year.

(f) "Option" has the meaning given that term by Section 2.01.

(g) "Option Payments" has the meaning given that term by Section 2.01.

(h) "Option Period" means the period of time from the execution of this Agreement to the exercise, abandonment or termination of the Option in accordance with the terms and conditions of this Agreement.

Section 1.02 **Schedules**

The following schedules are attached to and form part of this Agreement:

(a) Schedule "A" – Description of Mineral Concessions

Section 1.03 **Entire Agreement**

This agreement and the attached schedules and all properly executed amendments are hereinafter collectively referred to as this "Agreement". This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements and undertakings relating to the subject matter. The parties acknowledge that there are no agreements, undertakings, representations, warranties or conditions collateral to this Agreement except as specifically stated otherwise in this Agreement.

Section 1.04 **Caption and Headings**

The division of this Agreement into articles and sections and the insertion of headings is for convenience of reference only and shall not affect the interpretation of this Agreement. Any reference to a section or article shall be a reference to a section or article of this Agreement unless specifically stated otherwise.

Section 1.05 **Extended Meanings**

In this Agreement, where the context so requires or permits, the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and vice versa, and the words "person" and "persons" shall include corporations, partnerships, and all other entities of whatever description.

Section 1.06 **Currency**

In this Agreement all statements of and references to dollar amounts shall mean United States dollars.

Section 1.07 **Governing Law**

This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada as applicable therein.

Section 1.08 **Severability**

If any provision of this Agreement is found invalid, illegal, or incapable of enforcement by any

Court of competent jurisdiction, such provision and the remaining provisions of the Agreement shall continue to be enforceable to the extent permitted by such Court against any person(s) and in any circumstance(s) other than those to whom it has been found invalid, illegal or incapable of enforcement.

Section 1.09 **Amendments**

No amendments to this Agreement shall be of any force and effect unless executed in writing by all the parties to this Agreement.

ARTICLE II

GRANT AND EXERCISE OF OPTION

Section 2.01 **Option**

In consideration for $20 paid by Hemis to Corex, Corex grants Hemis an exclusive and irrevocable option (the "Option") to acquire an undivided forty-nine (49%) per cent undivided interest in the Mineral Concessions by making the following payments and incurring exploration expenditures (collectively the "Option Payments"):

(a) prior to the first anniversary of the reference date of this Agreement Hemis shall make Expenditures aggregating no less than $200,000 and issue to Corex 25,000 shares of its common stock, which shares shall be issued at the commencement of this initial work program;

(b) prior to the second anniversary of the reference date of this Agreement Hemis shall make Expenditures aggregating no less than an additional $300,000 and issue to Corex an additional 75,000 shares of its common stock; and

(c) prior to the third anniversary of the reference date of this Agreement Hemis shall make Expenditures aggregating no less than an additional $450,000 and issue to Corex an additional 100,000 shares of its common stock.

Hemis shall have the right to accelerate the Option Payments at any time during the Option Period in order to accelerate the exercise of the Option. Any Expenditures over those required in a given year of the Option Period will be carried forward and be applied to future required Expenditures.

Section 2.02 **Exercise of Option**

The Option shall be automatically exercised upon Hemis making all the Option Payments set forth in Section 2.01 and satisfying all other requirements of this Agreement. Upon exercise of the Option in accordance with this Article, Hemis shall have earned and acquired an undivided forty-nine percent (49%) interest in and to the Mineral Concessions free and clear of any mortgages, liens, charges, pledges, security interests, encumbrances and any other claims of any description.

Section 2.03 **No Partial Interest if Option is not Exercised.**

If Hemis fails to exercise the Option in full it shall not be entitled to a proportional or pro-rated interest in the Mineral Concessions.

Section 2.04 **Results of Prior Exploration Work**

Immediately following the execution of this Agreement, Corex shall deliver to Hemis copies of all technical data for the Mineral Concessions in its possession including, but without limitation, drilling, geophysics and geological information held by Corex.

Should this Agreement be terminated, for whatever reason, prior to Hemis exercising the Option, it shall return to Corex copies of data and information received from Corex, as well the exploration and technical data resulting from any exploration program and activities undertaken by Hemis on the Mineral Concessions.

Section 2.05 **Joint Venture**

Upon the due exercise of the Option by Corex, Hemis and Corex shall enter into an industry standard joint venture agreement which, unless otherwise agreed by the parties, shall be in a form substantially similar to the Model Form Exploration Development and Mine Operating Agreement Form 5A, published by the Rocky Mountain Mineral Law Foundation in Colorado, USA, which shall provide for the parties to share all future costs, expenses and revenues in respect of the Mineral Concessions, with Corex having an initial 51% interest and Hemis having an initial 49% interest. The terms and documentation evidencing formation of the joint venture shall include, without limitation, the following:

a) *pro rata* sharing of all costs and expenses and revenues relating to the ongoing development or operation of the Evelina Property;

b) a definition of expenditures including but not limited to the items listed under the definition of Expenditures in this Agreement;

c) dilution, *pro rata* according to deemed contributions and actual contributions, should either party elect not to contribute its proportionate share of the costs and expenses of any work program under the joint venture and the other party actually contributes such *pro rata* share of the costs and expenses, and accelerated dilution 100% above the standard rate if a party elects to contribute to a work program and later defaults in respect of a cash call in respect of such work program;

d) a "Right of First Refusal" which shall apply to a transfer, direct or indirect, of all or part of a party's interest, including any royalty interest, in the joint venture or the Mineral Concessions; provided that such Right of First Refusal shall not arise from the internal corporate reorganization of such party or the acquisition or merger of an affiliate which is to be the ultimate holding company of such party;

e) management of the joint venture by a management committee, which shall make decisions by majority vote, with each party having a percentage of votes equal to its participating interest;

f) the rights of the non-operator in the event the operator elects not to proceed to place the Mineral Concessions into commercial production or in the event commercial production is achieved, to either curtail or suspend commercial production;

g) appointment of Corex as the manager and operator with responsibility to conduct all operations in a good, workmanlike and efficient manner in accordance with sound mining practice, industry standards and applicable laws with the right of the operator to charge the fees included in Expenditures; and

h) other terms normally in mineral industry joint venture agreements including provision for binding arbitration to settle disputes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 **Representations and Warranties by Corex**

Corex represents and warrants that:

(a) it has been duly incorporated and is a validly subsisting corporation under the applicable laws and has all corporate power and authority to perform its obligations under this Agreement;

(b) all necessary corporate actions have been taken by Corex to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of Corex enforceable in accordance with its terms;

(c) to the best of Corex's knowledge the location of each of the Mineral Concessions on the ground conforms to the description appearing on records in the appropriate government office, and the Mineral Concessions were properly located according to the prevailing laws;

(d) it has not received notice of any violation of any laws of application to the Mineral Concessions;

(e) to the best of Corex's knowledge there are no reclamation liabilities in connection with the Mineral Concessions and, in particular, there are no obligations to monitor or clean up any preexisting mine sites or mine waste dumps or tailings;

(f) its interest in the Mineral Concessions is free and clear of any mortgages, liens, charges, pledges, security interests, encumbrances or other claims of any description and, upon exercise of the Option by Hemis, Hemis will acquire an undivided forty-nine (49%) percent interest in the Mineral Concessions free and clear of any mortgages, liens, charges, pledges, security interests, encumbrances or other claims of any description;

(g) no person has any right or agreement, option, understanding, prior commitment or privilege capable of becoming an agreement for the purchase or acquisition from Corex of any interest in the Mineral Concessions;

(h) all assessment work, as applicable, required to maintain the Mineral Concessions in full force and effect has been performed as of the execution of this Agreement; and

(i) there are no royalties or other latent interests in the Mineral Concessions owing to any other parties.

Section 3.02 **Exceptions**

Notwithstanding the foregoing, the parties acknowledge that:

(a) Except as specifically set out in Section 3.01, the Mineral Concessions are being offered to Hemis on an "as is, where is" basis; and

(b) Corex makes no representations or warranties concerning any use of the surface by persons other than Corex or concerning any environmental issues associated with such use.

For greater clarity Hemis agrees that, following the exercise of the Option, Hemis will not seek recourse from Corex with respect to any matters (environmental or otherwise) relating to the Mineral Depositions, and will indemnify Corex with respect to any third party claims, except where such matters or claims result from:

(i) the breach by Corex of a representation, warranty, covenant or agreement contained in this Agreement; or

(ii) Corex's exploration activities on the Mineral Concessions prior to the Option Period.

Section 3.03 **Survival**

Corex acknowledges that Hemis is relying on the representations and warranties contained in Section 3.01 in entering into this Agreement and that such representations and warranties are continuing and survive the execution of this Agreement.

Section 3.04 **Representations and Warranties by Hemis**

Hemis represents and warrants that:

(a) it has been duly incorporated and is a validly subsisting corporation under the laws of Nevada, has all corporate power and authority to perform its obligations under this Agreement;

(b) all necessary corporate action has been taken by Hemis to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of Hemis enforceable in accordance with its terms; and

(c) the share component of the Option Payments will be issued as fully paid and non-assessable shares in the capital of Hemis.

Section 3.05 **Survival**

Hemis acknowledges that the Corex is relying on the representations and warranties contained in Section 3.04 in entering into this Agreement and that such representations and warranties are continuing and survive the execution of this Agreement.

Section 3.06 **Indemnity**

Each party will indemnify and save the other party and its directors, officers, employees, agents, representatives, subcontractors and Affiliates harmless from all losses, damages, costs, actions, and suits arising out of or in connection with any breach by that party of any representation, warranty, covenant or agreement contained in this Agreement. This indemnity shall survive the termination of this Agreement.

ARTICLE IV

EXPLORATION AND DEVELOPMENT ACTIVITIES

Section 4.01 **Right to Explore and Develop**

Corex grants to Hemis' employees, directors, officers, agents, representatives and contractors the exclusive right to enter upon the property comprising the Mineral Concessions for the purpose of exploration, development, mining and such other operations as Hemis considers necessary during the Option Period, the nature, manner and extent of which operations will be in Hemis' sole discretion.

During the Option Period, upon the written request by Corex, Hemis shall provide Corex with access to the Mineral Concessions at a convenient time and day for Hemis in order to observe the conduct of the operations and the condition of workings. Such access shall be at Corex's expense and risk and must not obstruct or interfere with the exploration operations conducted by Hemis.

Section 4.02 **Conduct of Exploration and Development Work**

Hemis shall perform its exploration and development work on the Mineral Concessions in accordance with good mining practice and shall comply with all applicable laws and regulations.

Section 4.03 **Installation of Equipment**

Hemis may install, maintain, replace and remove any and all mining machinery, equipment, tools, and facilities which it may desire to use in connection with its exploration and development activities on the Mineral Concessions. Upon termination of this Agreement Hemis shall, within a period of six (6) months following such termination, remove its equipment at its sole cost and expense from the Mineral Concessions and shall have Corex's permission to enter onto the Mineral Concessions for such a purpose.

ARTICLE V

OBLIGATIONS OF HEMIS

Section 5.01 **Drill Logs Assays and Maps**

Hemis shall maintain all customary drill logs, exploration information, assays, maps, metallurgical studies and other information relating to its exploration and development activities on the Mineral Concessions and provide copies to Corex in accordance with this Agreement.

Section 5.02 **Reporting to Corex**

In order for Corex to fully comply with the Obligations on a timely basis, Hemis shall provide to Corex a copy of a reports and expenditure statements on a the assessment report prepared in relation to activities on the Mineral Concessions within such time frames to allow Corex to meet such deadlines.

Section 5.03 **Environmental Matters**

During the Option Period Hemis shall at all times occupy, manage and use the Mineral Concessions in full compliance with all Environmental Laws. In this Agreement, "Environmental Laws" means all applicable federal, state, municipal, regional or laws, statutes or rules, regulations, bylaw or orders (having the force of law) or environmental permits relating to the environment, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, remediation and clean up in connection with any presence, release, discharge, escape or disposal of contaminants (being any substance or material that is prohibited, controlled or regulated pursuant to any applicable Environmental Laws) or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of contaminants.

Hemis shall promptly perform any reclamation, remediation or pollution control, which is required as of the date of the termination of the Option arising from Hemis' operations in connection with its mineral exploration activities on the Mineral Concessions during the Option Period, such performance to include, without limitation, the provision of all financial assurances required by applicable Laws with respect to the costs of such reclamation, remediation or pollution control. This provision shall survive the termination of this Agreement.

ARTICLE VI

ASSIGNMENTS

Section 6.01 **Assignments**

Hemis shall not assign its rights and obligations under this Agreement without the prior written consent of Corex and provided that such assignee first enters into an agreement in favour of Corex to be bound by all of the terms and conditions of this Agreement. Corex shall not unreasonably withhold its consent to any proposed assignment. However, the parties acknowledge that a reasonably held concern about a proposed assignee's present or future financial stability or environmental work practices shall be a valid reason for Corex to withhold such consent.

Hemis shall provide full written details of any proposed assignment to Corex and Corex shall either provide its permission in writing, or shall provide written reasons for its refusal to consent to the proposed assignment, within 10-business days of receiving such details from Hemis, failing which Corex shall be deemed to have consented to the assignment.

Such assignment shall not release or discharge Hemis from any of the liabilities and obligations theretofore accrued prior to the assignment, but shall relieve Hemis from any further obligations under this Agreement from and after the effective date of any such assignment.

For greater certainty, this paragraph shall not be construed as requiring the consent of Corex for sub-option or joint exploration arrangements respecting the Mineral Concessions entered into by Hemis with third parties, provided such arrangements do not affect the rights and obligations of Corex under this Agreement.

Section 6.02 **<u>Exception for Affiliates</u>**

Sections 6.01 shall not apply to the transfer of an interest in this Agreement or in the Mineral Concessions to an Affiliate, except that the requirement that the transferee agrees to assume and be bound by this Agreement shall continue to apply. However, if a party transfers any or all of its interest in this Agreement or in the Mineral Concessions to an Affiliate in a circumstance which would otherwise be an exception to the provisions of Section 6.01 and has at that time, as one of its objectives, the intention of the eventual disposition of that interest, directly or indirectly, to a person or entity other that the Affiliate, the transaction shall not be an exception to the provisions of Sections 6.01.

ARTICLE VII

TERMINATION

Section 7.01 **<u>Hemis' Right to Terminate</u>**

Hemis shall have the right to terminate this Agreement and its interest in the Mineral Concessions at any time during the Option Period upon written notice to the Corex thirty (30) days prior to the contemplated termination date.

Upon termination Corex shall be entitled to retain all payments made by Hemis to date and Hemis shall provide Corex with copies of all data, maps, assays and reports pertaining to the Mineral Concessions, including digital generated data, maps, assays and reports pertaining to the Mineral Concessions.

Upon termination of this Agreement, except by Hemis having earned its interest in the Mineral Concessions, Hemis shall surrender possession of the Mineral Concessions to Corex and shall have no further obligations under this Agreement other than to satisfy any accrued obligations or liabilities whether or not known to Hemis as of the date of the termination.

Upon termination of this Agreement, except by Hemis having earned its interest in the Mineral Concessions, Hemis shall obtain all necessary environmental clearances prior to returning the

Property to Corex.

Section 7.02 **Termination for Default**

If at any time during the Option Period, Hemis fails to duly pay or cure any default in the performance of any obligation of this Agreement within a period of thirty (30) days after receipt of a default notice from Corex, Corex may terminate the Option. Exercise of such right by Corex shall be without prejudice to any other rights or remedies Corex may have at law or in equity as a result of such default of this Agreement by Hemis.

Section 7.03 **No Partial Termination**

Hemis shall not be entitled to partially surrender any of the Mineral Concessions during the term of this Agreement. For greater clarity, should Hemis elect to terminate this Agreement in accordance with this Section, Hemis shall surrender possession of all Mineral Concessions listed in Schedule "A" attached hereto to Corex.

ARTICLE VIII

FORCE MAJEURE

Section 8.01 **Suspension of Obligation**

If Hemis is prevented by Force Majeure from timely performance of any of its obligations under this Agreement (other than the payment of any of the Option Payments), such failure shall be excused and the period for performance and the Option Period shall be extended for an additional period of time equal to the duration of such Force Majeure. Upon the occurrence and upon the termination of a Force Majeure, Hemis shall promptly notify Corex in writing. Hemis shall use reasonable efforts to remedy any Force Majeure, but shall not hereunder be obligated to contest the validity of any law or regulation, nor any action or inaction of any civil or military authority.

ARTICLE IX

MISCELLANEOUS

Section 9.01 **Notices**

Any notice under this Agreement will be given in writing, by delivery in person to a named representative or by mail or facsimile, properly addressed to each party. A notice given will be deemed given only when received by the party to whom such notice is directed; except that any notice given by facsimile properly addressed to the party, to whom given, shall be deemed given to and received by the party, to whom directed, 48 hours after such notice is successfully faxed or ten days after it is mailed, provided there is no postal disruption at the time. Each party's address will be the following until such party specifies another address by written notice:

To Corex at: #350-409 Granville Street, Vancouver, B.C. V6C 1T2

Tel.: 604-683-2505
Facsimile: 604-683-2506

Attention: Craig Schneider

To Hemis: 5348 Vegas Drive, #226, Las Vegas, NV 89108 USA

Tel.:+1-702-387 23 82
Facsimile: +1-702-387 72 40

Attention: Norman Meier

Section 9.02 **Other Interests**

The rights and obligations of the parties under this Agreement are strictly limited to the subject matter of this Agreement. Each of the parties shall have the free and unrestricted right to enter into, conduct and benefit from any and all other business ventures of any kind whatsoever, whether or not competitive with the activities undertaken under this Agreement, without disclosing such activities to the other party or inviting or allowing the other party to participate therein.

Section 9.03 **Relationship of Parties**

This Agreement is not intended to create any partnership or agency relationship between the parties or fiduciary obligations of any description, and this Agreement shall not be construed so as to render the parties liable as partners or as creating a partnership, and no party shall be or shall be deemed to be, or shall hold itself out to be an agent of any other party.

Section 9.04 **Successors and Assigns**

This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties.

Section 9.05 **Confidentiality**

During the term of this Agreement Hemis shall not make any public disclosures of any technical data, reports, records or other information generated by Corex and/or making reference to Corex, without the prior written approval of Corex, which approval shall not be unreasonably withheld. Hemis will deliver the content of such intended disclosure to Corex for approval at least two (2) full business days prior to releasing this data or information and Corex will respond in writing within that time period. For greater certainly "public disclosures" shall not include disclosures made to brokers, analysts, venture capitalists or industry partners.

Section 9.06 **Regulatory Approval**

This Agreement and the performance of Corex hereunder shall be subject to the approval of the TSX Venture Exchange.

Section 9.07 **Counterparts**

This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 9.08 **Severability**

In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

ARTICLE X

TERMS RELATING TO SHARE ISSUANCES

Section 10.01 **No registration**.

The shares in Hemis to be issued to Corex pursuant to Section 2.01, and any interest in those shares granted by this agreement shall hereinafter be referred to as the Securities. Corex acknowledges and understands that the Securities have not been registered under the US Securities Act or any other securities laws, are not qualified for resale in the US, and that the Securities must be held indefinitely unless subsequently registered under the US Securities Act or an exemption from such registration is available.

Section 10.02. **Regulation S.**

Hemis shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S of the US Securities Act pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

Section 10.03 **Disposition under Rule 144.**

Corex also acknowledges and understands that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Securities, and even then will not be available unless (i) a public trading market then exists for the common stock of the Issuer, (ii) adequate information concerning Hemis is then available to the public and (iii) other provisions of Rule 144 are complied with.

Section 10.04 **Legending of the Securities**.

Corex also acknowledges and understands that the certificates representing the Securities will be stamped with the following legend (or substantially equivalent language) restricting transfer in the

following manner:

> "The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Act"), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act."

Corex hereby consents to Hemis making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer described in this Agreement.

Section 10.05 **Certification**

Corex certifies that:

(a) Corex is not a US person and is not acquiring the Securities for the account or benefit of any US person; or

(b) Corex is a US person who purchased the Securities in a transaction that did not require registration under the US Securities Act.

Section 10.10 Corex agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the US Securities Act.

Section 10.11 **Further restrictions on disposition**.

Corex shall in no event make any disposition of all or any portion of the Securities for a period of at least four months from the date the Securities are acquired. Corex further acknowledges that:

(a) the Securities will be subject to a number of resale restrictions in Canada including a restriction on trading. Until the restriction on trading expires, Corex will not be able to trade the Securities unless Corex complies with an exemption from the prospectus and registration requirements under securities legislation; and

(b) at present, Hemis is not a reporting issuer in any jurisdiction in Canada.

IN WITNESS WHEREOF the parties make this Agreement effective as of the date first above written.

COREX GOLD CORPORATION

Per: ______________________________

HEMIS CORPORATION

Per: ______________________________

SCHEDULE "A"

List of Mineral Concessions

Attached to and forming part of the agreement between COREX GOLD CORPORATION and HEMIS CORPORATION dated the 19th day of June, 2006.

A full description of the Mineral Concessions is attached hereto.